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                        SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     NOVAMETRIX MEDICAL SYSTEMS INC.

 ...............................................................................
           (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]    $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)    Title of each class of securities to which transaction applies:

    2)    Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.*

    4)    Proposed maximum aggregate value of transaction:

         *Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


    1)    Amount previously paid:

          .....................................................................

    2)    Form, schedule or registration statement no.:

          .....................................................................

    3)    Filing party:

          .....................................................................

    4)    Date Filed:

          .....................................................................

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NOVAMETRIX
MEDICAL SYSTEMS INC.
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                                                                 October 4, 1996
Dear Stockholders:

A letter dated September 23, 1996 to Novametrix Stockholders from Paul Cote's 13D Group once again obliges Novametrix to respond with the facts.
The 13D Group say they have been trying to get the "complete facts" on the Andros merger ever since the Company announced it last July.

THE FACTS ARE:

    * I called Paul Cote the morning of the merger announcement, July 30th, and offered to present the benefits of the merger to the 13D Group. He refused.

    *       I called a week later and repeated my offer. Again Mr. Cote refused.

    * We provided Mr. Cote's group with a complete copy of the definitive merger agreement and all stockholder lists as they became available to us.

    * On August 23rd the Company filed our merger proxy statement with the SEC. During the time our proxy statement was being reviewed by the SEC, the information in it could not be selectively distributed to others. We informed Mr. Cote and his group of this situation when it occurred.

    * With SEC clearance, we expect to mail our proxy statement to our stockholders the week of October 7th.

    * After the Company has mailed our proxy materials to stockholders, I will call the 13D Group again and offer to be available to clarify any issue or answer any questions they might have.

The 13D Group has referred to a Director, Michael J. Needham, as a "designer of entertainment attractions".

THE FACTS ARE:

    *       Mr. Needham is Chairman and CEO of his company.

    *       He has broad and significant experience in the medical industry.

    *       He has been associated with Novametrix since its inception.

    * The Company will provide to our stockholders Michael Needham's complete resume with our proxy materials the week of October 7th.
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 1 BARNES INDUSTRIAL PARK ROAD        P.O. BOX 690        WALLINGFORD, CT 06492
                USA        203-265-7701        FAX 203-284-0753

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The 13D Group says Mr. Needham and Mr. Shulman are not listed as stockholders.

THE FACTS ARE:

    *       Mr. Needham owns 1,000 shares of stock.

    *       Mr. Shulman owns 5,000 shares of stock.

    * They have both filed publicly available statements of ownership with the SEC.

    * Their stock positions are listed in our Annual Report on Form 10K published on July 26th.

    * The ownership position of each Director will be published with our proxy materials the week of October 7th.

WE STRONGLY URGE YOU NOT TO SIGN OR RETURN ANY PROXY CARDS YOU RECEIVE FROM THE 13D GROUP UNTIL YOU HAVE HAD THE OPPORTUNITY TO REVIEW AND CAREFULLY CONSIDER THE COMPANY'S PROXY MATERIALS, WHICH WILL BE SENT TO YOU SHORTLY.
IF YOU HAVE ALREADY SIGNED AND RETURNED THE 13D GROUP'S PROXY YOU CAN REVOKE THAT PROXY BY SIGNING A LATER-DATED PROXY WHICH WE WILL SEND YOU WITH THE COMPANY'S PROXY MATERIALS. ONLY YOUR LATEST DATED PROXY COUNTS.
Please feel free to call us at 800-243-3444 with any comments or questions you might have. Your opinions are important to us.

                               Sincerely,
                               William J. Lacourciere
                               Chairman and CEO

Under applicable regulations of the Securities and Exchange Commission, the Company and the current directors may be deemed to be "participants" in the Company's solicitation efforts at the upcoming Annual Meeting. The current directors beneficially own, collectively in the aggregate, including currently exercisable warrants and options, approximately 9.5% of the outstanding Common Stock of the Company.